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                                                             Exhibit 99.27(3)(b)

                         BROKER-DEALER SELLING AGREEMENT

     AGREEMENT by and among the BROKER-DEALER ("Broker-Dealer"), a registered Broker-Dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers ("NASD") and INSURANCE AGENCY ("Agency"); and each additional insurance agency signatory hereto (each of which shall also be referred to herein as "Agency"), and the Undersigned Company or Companies. The term "Company" used in the Agreement refers to the respective undersigned life insurance company whose products are being solicited and sold. Unless otherwise stated in this Agreement, any rights, obligations and liabilities of the Undersigned Companies are separate and distinct. Each Undersigned Company is only responsible under the terms of this Agreement, for those activities involving the solicitation and sales of the respective Company's products.

                                   WITNESSETH:

     WHEREAS, the Company proposes to have Broker-Dealer's registered representatives ("Representatives") who are also licensed to sell insurance in appropriate jurisdictions solicit and sell certain variable life insurance and annuity contracts ("Policies") more particularly described in this Agreement and which are deemed to be securities under the Securities Act of 1933;

     WHEREAS, the principal distributor of the Policies is provided in Company Schedule A-1 and shall be responsible for the training and supervision of persons involved with the solicitation and offer or sale of any of the Policies, and proposes to delegate, to the extent legally permitted, said training and supervisory duties to Broker-Dealer; and

     WHEREAS, as full compensation, the Company will pay to Broker-Dealer, or, if required by state law, to Agency, the compensation provided for in Company Schedule A-1 on premiums paid to the Company on Policies sold by Broker-Dealer after this Agreement becomes effective;

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. APPOINTMENT OF BROKER-DEALER. The Company and Principal Distributor hereby appoint Broker-Dealer to sell the Policies through its Representatives and to provide certain administrative services to facilitate solicitations for and sales of the Policies.

     Broker-Dealer agrees that its authority is limited to the solicitation and marketing of the Policies in accordance with this Agreement and Broker-Dealer agrees that it will not make, alter, modify or discharge any contract or extend any provision thereof, or extend the time for payment of premiums or waive any forfeiture or guarantee dividends or estimate future interest, mortality or expense factors except through the use of authorized illustrations and projections approved by the Company, or deliver any contract unless the applicant is at the time of delivery in good health and insurable condition, or incur any debts or liability against the Company or Principal Distributor. Nothing in this Agreement shall create or be construed to create an exclusive authority to represent the Company, or Principal Distributor or to effect sales of Policies, either with respect to a specific geographic territory, or otherwise.

Multi-Company - Variable
6/17/02

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     2.   THE POLICIES. The Policies issued by the Company to which this
Agreement applies are listed in Company Schedule B-1. Company Schedule B-1 may be amended at any time by the Company. The Company in its sole discretion and without notice to Broker-Dealer, may suspend sales of any Policies or may amend any policies or contracts evidencing such Policies if, in the Company's opinion, such suspension or amendment is: (1) necessary for compliance with federal, state, or local laws, regulations, or administrative order(s); or, (2) necessary to prevent administrative or financial hardship to the Company. In all other situations, the Company shall provide 30 days notice to Broker-Dealer prior to suspending sales of any Policies or amending any policies or contracts evidencing such Policies.

     3. SECURITIES LICENSING. Broker-Dealer shall, at all times when performing its functions under this agreement, be registered as a securities broker with the SEC and be a member of the NASD and licensed or registered as a securities broker-dealer in the states and other local jurisdictions that require such licensing or registration in connection with variable life insurance and annuity contract sales activities or the supervision of Representatives who perform such activities in the respective location.

     4. INSURANCE LICENSING. Broker-Dealer shall, at all times when performing its functions under this agreement, be validly licensed as an insurance agency in the states and other local jurisdictions that require such licensing or registration in connection with Broker-Dealer's variable life insurance and annuity contract sales activities; or, in those states in which Broker-Dealer cannot or does not obtain a corporate agent's license, shall maintain a contractual relationship with an agency, which shall be validly licensed as an insurance agency in such jurisdiction or jurisdictions. Such contractual relationship shall be set forth in an agreement substantially equivalent to that set forth as Exhibit A. Broker-Dealer represents that it is in full compliance with all applicable federal and state statutes, laws, regulations and SEC No-Action letters (specifically the requirements of First of America Brokerage Services, Inc.) and any rules and regulations of the NASD, pertaining to the appropriate relationship between a Broker-Dealer and an insurance agency which are separate and distinct entities, not able to sell variable life insurance and annuity products without entering into a contractual relationship as described herein. Broker-Dealer shall provide the Company with a list of all licensed insurance agencies relied upon by Broker-Dealer to comply with this paragraph and covenants to maintain the completeness and accuracy of such list, and to cause each such agency to become a signatory hereto (each of which shall thereupon also be an "Agency" hereunder).

     5. APPOINTMENTS. Broker-Dealer shall assist the Company in the appointment of Representatives under the applicable insurance laws to sell the Policies. Broker-Dealer shall fulfill all requirements set forth in the General Letter of Recommendation, attached as Schedule C-1 with respect to the Company, in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of the Company. All such licensing/appointment papers should be submitted by Broker-Dealer to the Company or its duly appointed agent. Notwithstanding such submission, the Company shall have sole discretion to appoint, refuse to appoint, discontinue, or terminate the appointment of any Representative as an insurance agent of the Company.

     6.   SECURING APPLICATIONS.

          (a) All applications for the Company Policies shall be made on application forms supplied by the Company and all payments collected by Broker-Dealer or any Representative of Broker-Dealer shall be remitted promptly in full, together with such application forms and any other required documentation, directly to the Company at the address indicated on such application or to such other address as the Company may, from time-to-time, designate in writing. Broker-Dealer shall review all such applications for completeness and suitability, consistent with Company policies and procedures. Checks

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in payment on any such Policy shall be drawn to the order of the Company name as reflected in Company Schedule A-1. All applications are subject to acceptance or rejection by the Company at its sole discretion.

          (b) All records or information obtained hereunder by Broker-Dealer shall not be disclosed or used except as expressly authorized herein, and Broker-Dealer will keep such records and information confidential pursuant to
Section 26 of this Agreement.

     7. MONEY RECEIVED BY BROKER-DEALER. All money payable in connection with any of the Policies, whether as premium or otherwise, and whether paid by or on behalf of any policyholder, contract owner or anyone else having an interest in the Policies, is the property of the Company and shall be transmitted immediately in accordance with the administrative procedures of the Company without any deduction or offset for any reason, including, by way of example but not limitation, any deduction or offset for compensation claimed by Broker-Dealer.

     8.   SUPERVISION OF REPRESENTATIVES.

          (a) To the extent the Principal Distributor and its representatives assist Broker-Dealer and its representatives in the sale of the Policies, the Principal Distributor shall have full responsibility for the training and supervision of its representatives, and such representatives will be qualified under applicable federal and state law.

          (b) Broker-Dealer shall have full responsibility for the training and supervision of all Representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Policies, and all such persons shall be subject to the control of and supervision of Broker-Dealer with respect to such persons' activities in connection with the solicitation and sale of and other communication with respect to the Policies. Broker-Dealer, prior to allowing its Representatives to solicit for sales or sell the Policies, shall require such Representatives to be validly insurance licensed, registered and appointed by the Company as variable contract agents in accordance with the jurisdictional requirements of the place where the solicitations and sales take place as well as the solicited person's or entity's place of residence; will cause such Representatives to qualify under applicable federal and state laws to engage in the sale of the Policies; will cause such Representatives to be registered representatives of Broker-Dealer before such Representatives engage in the solicitation of applications for the Policies; and will cause such Representatives to limit solicitation of applications for the Policies to jurisdictions where the Company has authorized such solicitation. Broker-Dealer shall cause such Representatives' qualifications to be certified to the satisfaction of the Principal Distributor and shall notify the Principal Distributor if any Representative ceases to be a registered representative of Broker-Dealer or ceases to maintain the proper licensing required for the sale of any of the Policies.

          (c) Each party shall be liable for its own negligence and misconduct hereunder.

     9. COMPLIANCE WITH NASD RULES AND FEDERAL AND STATE SECURITIES LAWS. Broker-Dealer and the Principal Distributor each shall fully comply with the requirements of the NASD and of the Securities Exchange Act of 1934 and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Broker-Dealer's Representatives and the Principal Distributor's representatives, respectively.

     10. REPRESENTATIVE'S NONCOMPLIANCE. In the event a Representative fails or refuses to submit to supervision of Broker-Dealer, Broker-Dealer fails to meet the rules and standards imposed by Broker-

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Dealer on it's Representatives, Broker-Dealer shall advise Principal Distributor of this fact and shall immediately notify such Representative that he or she is no longer authorized to sell any of the Policies and Broker-Dealer shall take whatever action may be necessary to terminate the sales activities of such Representative relating to the Policies.

     11.  PROSPECTUSES, SALES PROMOTION MATERIAL AND ADVERTISING.

          (a) Broker-Dealer shall be provided with prospectuses relating to the Policies and such other material as the Principal Distributor determines to be necessary or desirable for use in connection with sales of such Policies. No sales promotion materials or any advertising relating to the Policies shall be used by Broker-Dealer unless the specific item has been approved in writing by the Principal Distributor, which consent shall not be unreasonably withheld or delayed.

          (b) In addition, neither Broker-Dealer nor Agency shall print, publish or distribute any advertisement, circular or any document relating to the Company unless such advertisement, circular or document shall have been approved in writing by the Company; provided, however, that nothing herein shall prohibit Broker-Dealer from advertising variable insurance in general or on a generic basis.

          (c) Broker-Dealer and Agency agree that all computer software containing the rates and values of products issued by the Company whether or not distributed through the Principal Distributor, all rate books, computer printouts, client files, policies, brochures, prospectuses, sales promotion materials, whether in hard copy or computer format, containing the name/logo of the Company, Principal Distributor or any affiliated company, are furnished to Broker-Dealer and Agency in confidence, and Broker-Dealer and Agency agree to refrain from reproducing, publishing, or disclosing such material other than in the ordinary course of business. Broker-Dealer and Agency further agrees that all such property shall be returned to the Company upon demand or upon termination of this Agreement if so required by the Company.

     12. RIGHT OF REJECTION. The Company or Principal Distributor, in its sole discretion, may reject any applications or payments remitted by Representatives through Broker-Dealer and may refund an applicant's payments to the applicant. In the event such refunds are made and if Broker-Dealer or Agency have received compensation based on an applicant's payment that is refunded, Broker-Dealer shall promptly repay such compensation to the Company. If repayment is not promptly made, the Company may at its sole option deduct any amounts due it from Broker-Dealer or Agency from future commissions otherwise payable to Broker-Dealer or Agency pursuant to this agreement. This provision shall survive termination of this Agreement.

     13.  COMPENSATION.

          (a) COMMISSIONS, FEES AND ALLOWANCES. Sales compensation payable to Broker-Dealer in connection with the Policies shall be paid by the Company to the Agency, (or, only if Broker-Dealer is also a corporate insurance agency permitted to receive such compensation, to Broker-Dealer in its capacity as an Agency) and Broker-Dealer hereby appoints Agency to receive on its behalf any and all compensation that may be due and payable to Broker-Dealer in accordance with the provisions set forth in Company Schedule A-1. The Company will provide Broker-Dealer or Agency with a copy of its current Schedule of Sales Compensation for the Policies. These fees and commissions will be paid based on premiums received and accepted by the Company for applications obtained by the various Representatives of Broker-Dealer. Compensation upon termination of this Agreement shall be subject to

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the terms of Section 25. Broker-Dealer and/or Agency shall be liable for any chargebacks or for any other amounts advanced by or otherwise due to the Company hereunder.

          (b) CHANGES TO COMPENSATION SCHEDULE. The Company may, upon at least ( ) days prior written notice, change its Schedule of Sales Compensation. Any such change shall apply to compensation due on applications received by the Company after the effective date of such notice.

          (c)  RESTRICTIONS.

                  (i) If Broker-Dealer, Agency or any Representative shall rebate or offer to rebate all or any part of a premium on a policy issued by the Company in violation of applicable state insurance laws or regulations, or if Broker-Dealer, Agency or any Representative shall withhold any premium on any Policy issued by the Company, or if Broker-Dealer, Agency or any Representative rebates or offers to rebate all or any part of a commission paid or payable upon the sale of a Policy in violation of applicable state insurance laws or regulations, the Company may, at its option, terminate this Agreement.

                  (ii) If Broker-Dealer, Agency or any Representative shall at any time induce or endeavor to induce any owner of a Policy to relinquish the Policy except under circumstances where there is reasonable grounds for believing the Policy or interest therein is not suitable for such person, any and all compensation due hereunder shall cease and terminate except for that already earned.

                  (iii) Broker-Dealer, Agency or any Representative shall not broker business through this Agreement, and shall be subject to immediate termination if business is shared with any person not licensed and contracted with Company or if the Broker-Dealer, Agency or Producer shares compensation with any person in excess of the amounts determined payable to that person by Company.

                  (iv)   [Description of rules for split cases.]

                  (v) Nothing in this Agreement shall be construed as giving Broker-Dealer or Agency the right to incur any indebtedness on behalf of the Company. Broker-Dealer and Agency each hereby authorizes the Company to set off their respective liabilities to the Company against any and all amounts otherwise payable to them by the Company.

          (d)  INDEBTEDNESS.

                  (i) The Company is authorized, at any time either before or after the termination of the Agreement, to deduct compensation due from Company to Broker-Dealer or Agency the entire amount of any funds, including, but not limited to, advances or debts, owed by Broker-Dealer to Company or its affiliates, associates, parents or subsidiaries, but only to the extent of the actual amount owed by Broker-Dealer or Agency as determined by Company.

                  (ii) Any compensation, regardless of how characterized, paid to Broker-Dealer or Agency for premiums or considerations, including rollover amounts, later returned or credited to the customer, or any overpayment of such compensation shall be a debt due to Company from Broker-Dealer or Agency and payable in accordance with (a) above.

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                  (iii)  In addition to all other rights available to Company as a creditor, Company shall have a first lien on all compensation payable under the Agreement for any of the funds, advances or debts described herein.

                  (iiii) To the extent that any compensation due Broker-Dealer or Agency from Company is insufficient to cover advances, the difference shall become a debt due and payable immediately to Company unless other arrangements have been made with Company. At the sole discretion of Company, interest, at a lawful rate to be determined by Company, shall thereupon begin to accrue.

     14. POLICY DELIVERY. The Company may, upon written request of Broker-Dealer, transmit Policies to Broker-Dealer or Agency for delivery to Policyowners. Broker-Dealer hereby agrees to deliver all such Policies to policyowners promptly upon its receipt thereof from the Company. Broker-Dealer and Agency agree that the indemnification provisions of this Agreement include any and all costs, expenses, loss, damages and attorneys' fees resulting from Broker-Dealer's or Agency's failure to perform or inability to prove performance of the undertakings described in this paragraph, and authorizes the Company to set off any amount it owes the Company under this paragraph against any and all amounts otherwise payable to or on behalf of Broker-Dealer or Agency by the Company pursuant to this agreement. The Company reserves the right to revoke or withdraw this privilege, in whole or in part, at any time, and without prior notice.

     15.  INDEMNIFICATION.

          (a) The Company and Principal Distributor shall indemnify and hold Broker-Dealer and Agency harmless from any and all cost, expense, loss or damages, including reasonable attorneys' fees, resulting from any negligent, fraudulent or unauthorized acts or omissions by the Company, Principal Distributor, their employees and authorized agents.

          (b) Broker-Dealer and Agency shall indemnify and hold the Company and Principal Distributor harmless from any and all costs, expenses, loss or damages, including reasonable attorneys' fees, resulting from any negligent, fraudulent or unauthorized acts or omissions of Broker-Dealer or its Representatives.

     16. WAIVER. Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     17.  INDEPENDENT CONTRACTORS.

          (a) Broker-Dealer, its Representatives and Agency are independent contractors with respect to the Company and Principal Distributor. Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of employer and employee between the Company or Principal Distributor and Broker-Dealer, its Representatives or Agency.

          (b) Broker-Dealer shall, in its sole discretion, select the persons from whom it will solicit applications for Policies, as well as the time, manner and place of solicitation.

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     18.  LIMITATIONS. No party other than the Company shall have the authority to make, alter, or discharge any policy, contract, or certificate issued by the Company, to waive any forfeiture or to grant, permit, or extend the time for making any payments, or to guarantee earnings or rates, or to alter the forms which the Company may prescribe or substitute other forms in place of those prescribed by the Company, or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of the Company.

     19.  FIDELITY BOND.

          (a) Broker-Dealer represents that all of its directors, officers, employees and Representatives who are appointed pursuant to this Agreement as the Company agents for state insurance law purposes or who have access to funds of the Company, including but not limited to funds submitted with applications for the Policies or funds being returned to owners, shall at all times be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by Broker-Dealer at Broker-Dealer's expense. Such bond shall be, at least, of the form, type and amount required under the NASD Conduct Rules. Broker-Dealer and Agency shall maintain Errors and Omissions insurance coverage in an amount and with a company satisfactory to the Company and Principal Distributor. The Company may require evidence, satisfactory to it, that such coverage is in force and Broker-Dealer and Agency shall give prompt written notice to the Company of any notice of cancellation or change of coverage.

          (b) Broker-Dealer shall assign any proceeds received from the fidelity bonding company to the Company to the extent of any loss to the Company due to activities covered by the bond for which the Company and/or Principal Distributor are not responsible. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay the Company such amount on demand and Broker-Dealer hereby indemnifies and holds harmless the Company from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

          (c) Broker-Dealer and Agency hereby represent and warrant that no Broker-Dealer or Agency representative or employee assigned to provide services or work hereunder have been convicted of any felony under any state or federal law and Broker-Dealer and Agency agree to defend and indemnify Company with respect to any action brought against Company to the extent that such action is based upon a claim that the engagement by Company of such representative or employee violated any state or federal proscription against such engagement, including but not limited to The Violent Crime Control and Law Enforcement Act of 1994.

     20. BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns; provided however, that neither Broker-Dealer nor Agency may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

     21. REGULATIONS. The parties agree to observe and comply with all applicable local, state, and federal laws and rules or regulations, and to fully co-operate with any regulatory authority having jurisdiction with respect thereto.

     22. NOTICES. All notices or communications shall be sent in writing and to the addresses shown below or to such other address as the party may request by giving written notice to the other

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parties. Notices shall be effective immediately upon date of postmark in the mail, if received, or upon receipt if delivered by any other means, unless otherwise specifically provided.

                         BROKER-DEALER
                         ADDRESS
                         ADDRESS

     23. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

     24. AMENDMENT OF AGREEMENT. The Company and Principal Distributor reserve the right to amend this Agreement at any time, and the submission of an application to purchase a policy by Broker-Dealer after notice of any such amendment shall constitute agreement to any such amendment.

     25.  TERMINATION.

          (a) This Agreement may be terminated by any party, with or without cause, upon ( ) months written notice to the other parties.

          (b) This Agreement may be terminated immediately by any party if the Company, Principal Distributor or Broker-Dealer shall cease to be a registered Broker-Dealer under the Securities Exchange Act of 1934 or a member of the NASD or for cause.

          (c)  This Agreement will automatically terminate:

                  (i) Upon the death or total and permanent physical or mental disability of Broker-Dealer, if an individual.

                  (ii) Upon dissolution of Broker-Dealer, if a corporation or a partnership, including LLC and LLP.

     (d) Termination of this Agreement will result in the termination of all agreements with Representatives of Broker-Dealer.

     (e) In the event of such termination, commissions, fees and allowances for the first contract year and for renewal years, with respect to in force policies and applications submitted by Broker-Dealer and its Representatives prior to the date of termination, shall be payable, based upon the compensation schedule set forth in Company Schedule A-1 in effect at the time of issuance for in force policies and time of termination for applications. Provided, however, if such termination is due to a misappropriation of funds, fraud or for any reason based on action prohibited by the criminal laws of the jurisdiction in which the act is committed, no further compensation shall be paid.

     26. CONFIDENTIAL INFORMATION AND PROTECTION OF NON-PUBLIC PERSONAL INFORMATION. Each party agrees to maintain the other party's Confidential Information (defined below) in strict confidence and in a manner to safeguard against unauthorized access, disclosure, use, destruction, loss or alteration in accordance with the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws (all the foregoing referred to as "Privacy Law.")

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          (a)  "Confidential Information" shall mean (1) any data or information that is proprietary to disclosing party and not generally known to the public, whether in tangible or intangible form, including, but not limited to, the following information relating to a party's marketing strategies, business systems, databases, and (2) any customer or consumer specific data deemed to be "nonpublic personal information" under the Privacy Law.

          (b) Specifically, with regard to nonpublic personal information, the parties agree that they are prohibited from using consumer or customer non-public personal information other than (1) to execute the terms and conditions of this Agreement as permitted by Privacy Law or (2) as required by state or federal law, regulation or rule. The parties agree not to disclose consumer or customer non-public personal information to any third parties without prior written permission of the disclosing party. Each party shall promptly report to the other party any unauthorized disclosure or use of any Confidential Information of which it becomes aware.

          (c) Upon request, each party shall return to the other party or destroy (and provide an appropriate written destruction certificate) all Confidential Information in its possession or control. No disclosure by a party hereto of Confidential Information of such party to the other party shall constitute a grant to the other of any interest or right whatsoever in such Confidential Information, which shall remain the sole property of the disclosing party.

          (d) Both parties have the right to make reasonable requests to inspect, during normal business hours, the other party's facilities, data and records, associated audit reports, summaries of test results or equivalent measures taken by a party to ensure compliance with the Privacy Law for the purposes of verifying that the confidentiality provisions of this Agreement are being complied

     27. EFFECTIVE. This Agreement shall be effective on _________________ and only upon inclusion of all Company schedules and the signature of all parties to this Agreement.

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THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:
   -------------------------------------

Print Name:
           -----------------------------

Title:
      ----------------------------------

Date:
     -----------------------------------


LINCOLN LIFE AND ANNUITY COMPANY OF NEW YORK

By:
   -------------------------------------

Print Name:
           -----------------------------

Title:
      ----------------------------------

Date:
     -----------------------------------


LINCOLN FINANCIAL ADVISORS CORP.

By:
   -------------------------------------

Print Name:
           -----------------------------

Title:
      ----------------------------------

Date:
     -----------------------------------

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BROKER-DEALER

By:
   -------------------------------------

Print Name:
           -----------------------------

Title:
      ----------------------------------

Date:
     -----------------------------------


INSURANCE AGENCY

By:
   -------------------------------------

Print Name:
           -----------------------------

Title:
      ----------------------------------

Date:
     -----------------------------------

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                          ADDITIONAL INSURANCE AGENCIES

NAME:

Business Address:
                 ----------------------------------
Signature:
                 ----------------------------------
Name:
                 ----------------------------------
Tax ID #:
                 ----------------------------------

NAME:

Business Address:
                 ----------------------------------
Signature:
                 ----------------------------------
Name:
                 ----------------------------------
Tax ID #:
                 ----------------------------------

NAME:

Business Address:
                 ----------------------------------
Signature:
                 ----------------------------------
Name:
                 ----------------------------------
Tax ID #:
                 ----------------------------------

NAME:

Business Address:
                 ----------------------------------
Signature:
                 ----------------------------------
Name:
                 ----------------------------------
Tax ID #:
                 ----------------------------------

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                                    EXHIBIT A

                    "SAMPLE" SECURITIES SUPERVISION AGREEMENT

This AGREEMENT is effective _______________, 200__ by and between __________________ ("Broker-Dealer"), and _________________ (Agency) is made in consideration of the mutual benefit to be derived.

                                    RECITALS

     Broker-Dealer is a broker and dealer in securities which is licensed and qualified to transact business pursuant to rules and regulations promulgated by the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), and other governmental agencies.

     Agency is licensed pursuant to state insurance law as an insurance agency with authority to sell certain variable contracts which are also subject to regulation by the SEC and/or NASD.

     Agency has contracted and will contract with various individuals to sell life insurance and annuity contracts. Those contracted individuals who are also licensed by the NASD as registered representatives, have variable contract authority under their insurance agent or broker license, and who wish to sell variable insurance products through Agency, must also enter into a Sales Representative Agreement with Broker-Dealer. (Such dually-licensed individuals are hereinafter referred to as "registered agents.")

     In order to avoid the necessity of duplicate licensing, the employment of additional personnel, and providing related office facilities, Agency wishes to engage Broker-Dealer to provide management and administrative services to Agency for the operation of Agency with regard to all matters subject to regulation by the SEC and/or NASD.

     In order to meet its obligations under the Securities Exchange Act of 1934, satisfy the requirements of its license with the NASD, and exercise its rights and responsibilities under the Sales Representative Agreements, Broker-Dealer wishes to undertake such services on behalf of the Agency.

                                    AGREEMENT

1. TERM. This Agreement commences as of the effective date and shall continue throughout the calendar 200_ and year to year thereafter, unless sooner terminated. This Agreement may be terminated after December 31, 200_ by either party upon at least ninety (90) days notice, or at any time by the consent of both parties.

2. PERFORMANCE OF SERVICES BY BROKER-DEALER. During the term of this Agreement, Broker-Dealer will furnish the following services (hereinafter referred to as the "Services") to the Agency.

     2.01 STANDARDS OF CONDUCT. Broker-Dealer will establish, maintain, and enforce standards of conduct for registered agents of the Agency, which standards shall meet or exceed the conduct requirements for registered representatives set forth in the Conduct Rules promulgated by the NASD.

     2.02. SUPERVISORY PROCEDURES. Broker-Dealer will establish and implement supervisory procedures for the securities sales activity of the Agency which meet or exceed the requirements set forth in the NASD Conduct Rules.

     2.03 SUITABILITY. Broker-Dealer will establish standards and guidelines for reasonably determining whether a variable contract is "suitable" for the customer to whom it is recommended, based upon the facts, if any, disclosed by such customer as to his/her other security holdings and as to his/her financial situations and needs.

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

     2.04. ADVERTISING & SALES LITERATURE. Broker-Dealer will develop and implement procedures for reviewing and approving all advertising and sales promotional material relating to variable products developed and used by the Agency or its registered agents.

     2.05 RECORDKEEPING REQUIREMENTS. Broker-Dealer will be responsible for recording all securities transactions of the Agency, and maintaining books and records with respect to such transactions in such manner as will meet requirements of '17(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

     2.06 AUDITS. Broker-Dealer will oversee all audits of the Agency's securities transactions by the NASD or other securities regulatory authorities. Broker-Dealer shall have full and complete access to all books and records of the Agency for this purpose. Broker-Dealer will also conduct field audits of the agents and associated persons as necessary or appropriate to assure ongoing compliance with the requirements of the SEC and/or NASD.

     2.07 TRAINING. Broker-Dealer will be responsible for training the registered agents of the Agency in the uses and operation of variable contracts and standards of conduct for securities salesperson. Broker-Dealer will undertake this activity in such a manner as will assure a proper level of competence among such agents.

     2.08. MISCELLANEOUS. Broker-Dealer agrees to undertake all other actions as are necessary and proper to assure that the Agency and its registered agents are in compliance with all rules and regulations pertaining to the sale of securities promulgated by the SEC, NASD, and state securities regulators.

3. REPRESENTATION BY BROKER-DEALER. Broker-Dealer represents to the Agency that it and its personnel have substantial experience in the conduct of the type of services required by this Agreement. Broker-Dealer agrees to cause its personnel to use their best efforts in pursuit of the services.

4. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns; provided, that no party may, without the prior written consent of the other party hereto, assign or transfer any duties or obligations here under or any interest herein.

5. GOVERNING LAW. This Agreement is being executed and delivered and is intended to be performed in the State of __________ and else where, and the substantive laws of such state and the applicable laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement, unless otherwise specified herein.

     This Agreement has been executed and is effective as of the date first above written.

                                  SCHEDULE C-1

                        General Letter of Recommendation

BROKER-DEALER hereby certifies to the Company that all the following requirements will be fulfilled in conjunction with the submission of appointment papers for all applicants as agents of the Company submitted by BROKER-DEALER. BROKER-DEALER will, upon request, forward proof of compliance with same to the Company in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence, business reputation, and experience and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of appointment as a variable life and/ or annuity agent of the Company. This inquiry and background investigation has included a credit and criminal check on each applicant. Based upon our investigation, we vouch for each applicant and certify that each individual is trustworthy, competent and qualified to act as an agent for the Company to hold himself out in good faith to the general public.

2. We have on file a U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

     The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license or appointment and all the findings of all investigative information are favorable.

3. We certify that all educational requirements have been met for the specific state each applicant is licensed in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

4. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

5. We will not permit any applicant to transact insurance as an agent until duly licensed and appointed by the Company. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority applied for is received.

                                  SCHEDULE A-1
                                     SAMPLE

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                     {NAME}
             (Subject to Availability and State Variations Thereof)

VARIABLE LIFE PRODUCTS
Variable products are only available through a Broker-Dealer with an effective selling agreement with the Company. Payments shown below are Gross Dealer Concessions paid to a Broker-Dealer and are before Broker-Dealer charges.

                                                                                                       TRAIL % OF ACCUMULATED
                                                                 % OF PREMIUM                              FUND VALUE (c)
                                                        ---------------------------------         --------------------------------
                                                                                   BAND x
                                     ISSUE AGES AND     BAND         BAND 2          AND          YEARS        YEARS        YEARS
PRODUCT                               PREMIUM TYPES       1         TO x(b)        BEYOND         2 - 4        5 - 20        21 +
-------                              --------------     ----                                      -----        ------       ------
Lincoln Momentum VUL(ONE) (a),
   (c) Option {*}                          All Ages
                                     Target Premium      {*}          {*}            {*}           {*}          {*}          {*}
                                  Collected Premium      {*}          {*}            {*}

(a) Target premium will be used to create premium bands. Each band will have its unique commission rate. Payment for each band will start in a particular policy year and roll forward into later years through year 10.

(b)  May be multiple columns when rates vary from band to band.

(c) Trail compensation rates are applied to the accumulated cash value LESS outstanding loan balance on the policy.

* Rate will vary among Broker-Dealers and from contract to contract.

ADDITIONAL TERMS AND CONDITIONS LISTED ON PAGE 2 OF THIS SCHEDULE.

COMPENSATION NOTES:

-   Charge backs shall include all relevant amounts paid.
- The Company reserves the right to establish check minimums and frequency of payment.
-   Flat extras on whole life products will have a *% commission rate.
- No compensation will be paid on any policies that have been placed on waiver of premium, on internet or on policy loan payments.
- The Company will determine the amount of compensation to be paid, if any, where policy changes, replacements or reinstatements are involved.
- VARIABLE PRODUCTS MAY BE SOLD ONLY IN CONJUNCTION WITH AN EFFECTIVE BROKER-DEALER SELLING AGREEMENT.

CHARGE BACK POLICY
    {Subject to negotiation}


* Rate will vary among Broker-Dealers and from contract to contract.

                                        2